UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 10, 2025

BIOXYTRAN, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	001-35027	26-2797630
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification Number)

75 Second Ave, Suite 605, Needham, MA	02494
(Address of Principal Executive Offices)	(Zip Code)

617-454-1199

(Registrant’s telephone number, including area code)

617-494-1199

(Former Telephone Number, if Changed Since the Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	BIXT	OTCQB

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events

On Friday, January 10, 2025, the Company will issue a press-release in reference to a recent pre-print “Immune Checkpoint Inhibitors (ICI): Prospects for Galectin-3 Modulation to Increase Objective Response Rate (ORR) and Remission-free Survival in Oncology Patients”. authored by Dr. Adesuyi Ajayi (interim CMO), Dr. David Platt (CEO), and Andrew Blumenthal. The preprint reviews detailed theories regarding the resistance to ICI therapy and how galectin-3 contributes to resistance. Immune Checkpoint Inhibitors (ICI): Prospects for Galectin-3 Modulation to Increase Objective Response Rate (ORR) and Remission-free Survival in Oncology Patients.

The press-release will be published over Globe Newswire under the title:

Bioxytran’s Cancer Preprint Reveals Potential to Enhance Most Immunotherapy Drugs

Item 9.01 Financial Statements and Exhibits.

Exhibit Number		Description

99.1		Press Release dated January 10, 2025 entitled “Bioxytran’s Cancer Preprint Reveals Potential to Enhance Most Immunotherapy Drugs”

104	*	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Filed as an exhibit hereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOXYTRAN, INC.

	By:	/s/ David Platt, Ph.D.
David Platt, Ph.D., its Chief Executive Officer

Date: January 10, 2025